Exhibit 10.4

SECURITY AGREEMENT

SECURITY AGREEMENT

3/31/2017

In order to secure the due and punctual payment of all of the Obligations (as herein defined), Recovery Solutions & Technologies, Inc., a Arizona corporation, having their place of business located at 4802 B Ray Rd., Ste. #23-30, Phoenix, AZ 85044 (“Debtor”), hereby grants to NFS Leasing, Inc., a Massachusetts Corporation (“Secured Party”), having an address of 900 Cummings Center, Suite 226-U, Beverly, MA 01915, a continuing security interest in the following item(s) of collateral:

ACCOUNTS RECEIVABLE: All of Debtor’s now owned and hereafter acquired accounts, accounts receivable, contract rights, instruments, and chattel paper.

PERSONAL PROPERTY: All of Debtor’s now owned and hereafter acquired tangible and intangible personal property (including, but not limited to computer hardware and software, intellectual property, patents, inventions, equipment, furnishings and fixtures).

The foregoing security interest(s) is hereby granted together with a continuing security interest in the following additional items of collateral:

(a)         All money, instruments, documents of title, deposit accounts and other property of Debtor.

(b)         All replacements and substitutions for, and all proceeds (including insurance proceeds) and products of, any or all of the foregoing.

(c)         All of Debtor’s books and records relating to any or all of the foregoing.

All of the foregoing items of collateral are hereinafter collectively referred to as the “Collateral”.

“Obligations” shall mean all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Master Equipment Lease (“Master Lease”) executed by Debtor of even date herewith, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

Section 1. Representations, Warranties And Covenants Of Debtor. Debtor hereby represents, warrants and covenants as follows:

(a)         The Collateral is and will continue to be used primarily for business purposes.

(b)         Debtor is or, to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein

(c)         No financing statement covering any Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement. At the request of Secured Party, Debtor will join with Secured Party in executing one or more (i) financing statements pursuant to the Uniform Commercial Code, (ii) title certificate lien application forms, and (iii) other documents necessary or advisable to perfect the security interests granted hereby, all in form satisfactory to Secured Party, and Debtor will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. A carbon, photographic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement.

(d)         Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral or for its use or operation.

(e)         Debtor will immediately notify Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral.

(f)          Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance, and in good order and repair.

(g)         Debtor will not sell, lease or transfer any of the Collateral or any interest therein (except in the ordinary course of business), without the prior written consent of Secured Party.

(h)         Debtor will not, without the prior written consent of Secured Party, or as permitted by the Master Lease, change the name of Debtor, the chief executive office of Debtor, the office where Debtor maintains its books and records pertaining to the Collateral or the location of the Collateral. Unless otherwise specified, the chief executive office of Debtor, the location where Debtor maintains its books and records and the location of the Collateral is the address of Debtor set forth above.

(i)          Upon reasonable notice Debtor shall permit Secured Party and its agents to inspect any or all of the Collateral at all reasonable times and shall promptly deliver to Secured Party and its agents such information with respect to the Collateral as Secured Party may reasonably request from time to time. The Secured Party may in its own name or in the names of others, communicate with account debtors in order to verify with them, to Secured Party’s satisfaction, the existence, amount and terms of any accounts.

(j)          Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage), business interruption and such other risks as Secured Party may require, containing such terms, in such form, for such periods and written by such companies as may be acceptable to Secured Party, such insurance to be payable to Secured Party and to provide for at least twenty (20) days’ prior written cancellation notice to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

(k)         Neither the execution of this Agreement nor the granting of the security interest in the Collateral as provided for herein is prohibited by or violates the terms of any agreement, undertaking, order or decree to which Debtor or the Collateral is subject to or bound by.

(l)          The individual executing this Agreement on behalf of Debtor is duly authorized to do so without the need to obtain any additional authorization or consent.

Section 2. Events Of Default. Debtor shall be in default under this Agreement upon the occurrence of any one of the following events (herein referred to as an “Event of Default”):

(a)         Any representation or warranty made by Debtor to Secured Party herein shall prove to be false or misleading in any material respect when made;

(b)         Default by Debtor in the due observance or performance of any covenant or agreement herein contained;

(c)         Default in the payment when due of any indebtedness of Debtor to Secured Party secured hereby;

(d)         The placing of any attachment on any of the Collateral;

(e)         The occurrence of any other default or Event of Default under any of the documents evidencing or securing the Obligations; or

(f)          Loss, theft, substantial damage or destruction of any of the Collateral which is not fully and adequately covered by insurance.

Section 3. Remedies Upon Event Of Default. If any Event of Default occurs and is not cured within five (5) days, Secured Party may declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party. The requirements of reasonable notice shall be met if notice is mailed, postage prepaid, to Debtor at its address set forth above at least ten (10) days before the time of sale or disposition of the Collateral. The Secured Party shall have the right to demand from the Debtor a list of all accounts assigned hereunder and to notify any and all account debtors to make payment thereof directly to Secured Party. Secured Party shall also have the right to (i) open all mail addressed to Debtor; (ii) change the Post Office box or mailing address of Debtor; and (iii) use Debtor’s stationery and billing forms or facsimiles thereof; for the purpose of collecting accounts and realizing upon the Collateral. Debtor understands and agrees the Secured Party may exercise its rights hereunder without affording Debtor an opportunity for a preseizure hearing before Secured Party, through judicial process or otherwise, takes possession of the Collateral upon the occurrence of an Event of Default, and Debtor expressly waives its constitutional right, if any, to such prior hearing.

Section 4. Expenses. Debtor will pay to Secured Party on demand any and all reasonable expenses, including attorneys’ fees, incurred or paid by Secured Party in protecting or enforcing any of its rights hereunder, including its right to take possession of the Collateral, store and dispose of the same or collect the proceeds thereof.

Section 5. Waivers, Non-Exclusive Remedies. No failure or delay on the part of Secured Party in exercising any rights under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any of such rights preclude any other or further exercise thereof or the exercise of any other rights with respect to the Collateral, and no waiver as to one Event of Default shall affect the rights of Secured Party as to any other or subsequent Event of Default.

Section 6. Changes In Writing. This Agreement and any provision hereof may not be amended, waived or terminated except by a written instrument signed by Secured Party and Debtor.

Section 7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the jurisdiction where the Collateral is located.

Section 8. Successors And Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto.

Section 9. Further Assurances. Debtor will execute and deliver to Secured Party, upon Secured Party’s request and at Debtor’s sole cost and expense, any documents Secured Party deems necessary for the perfection of its security interests or preservation of its rights hereunder.

Section 10. General Authority. Secured Party may, at its election, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, pay for insurance on the Collateral and pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Upon request by Secured Party, Debtor will deliver to Secured Party a detailed aging of accounts receivable in form acceptable to Secured Party.

Section 11. Limited Power Of Attorney. Upon the occurrence of an Event of Default, Debtor hereby appoints Secured Party its true and lawful attorney with full power of substitution to execute any and all documents Secured Party deems necessary to perfect its security interests hereunder, to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due and to become due on any accounts and to endorse the name of the Debtor on all commercial paper given in payment or part-payment thereof and in its discretion to file any claim or take any other action which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Secured Party in any accounts or the proceeds thereof, to obtain, adjust, settle and cancel any insurance and endorse any drafts in payment of any loss, to take any actions permitted by Section 10 hereof and to do all other acts or things contemplated by this Agreement.

Section 12. Substitution of Security. At any time while this Agreement is in effect, Debtor shall have the right to post an irrevocable letter of credit in substitution for this Agreement in an amount equal to the then outstanding balance of the Obligations and containing such terms as are reasonably acceptable to Secured Party, and upon such posting Secured Party shall discharge all security interests with respect to the Collateral.

Section 13. Subordination. Notwithstanding anything in this Agreement to the contrary, if at any time Debtor enters into a loan or other financing transaction which results in net new debt in an amount equal to or in excess of two million and five hundred thousand dollars ($2,500,000.00) with a lender that is unaffiliated with and unrelated to the Debtor, Secured Party agrees to (i) subordinate its lien on the Collateral to the lien in favor of the new lender, and (ii) execute (a) a subordination agreement in favor of the new lender in form and substance reasonably satisfactory to the new lender and Secured Party and (b) all other documents reasonably requested by the new lender to effectuate or confirm such subordination. Debtor and Secured Party hereby agree that the above described subordination by Secured Party shall be limited to debt from a source that is proven to be unaffiliated with and unrelated to the Debtor and only in the instance of new debt.

IN WITNESS WHEREOF, this Agreement is executed by Debtor and Secured Party under seal on the date set forth above.

DEBTOR: Recovery Solutions & Technologies, Inc.		SECURED PARTY: NFS Leasing, Inc.

By:	/s/ Ian Rhodes	By:	/s/ Mark Blaisdell
Name:	Ian Rhodes	Mark Blaisdell – VP Finance

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